Exhibit 2.1

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Bequest Bonds I, LLC

2. The Registered Office of the limited liability company in the State of Delaware is located at 108 West 13th Street, Suite 100 (street), in the City of Wilmington, Zip Code19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is V-Corp Services, Inc.

By:
Authorized Person

Name:	P. James Hirchak, Jr.
CFO of Investment Manager
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:49 AM 08/30/2024
FILED 09:49 AM 08/30/2024
SR 20243561829 - File Number 3117404

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY TO A
CORPORATION PURSUANT TO SECTION 265 OF
THE DELAWARE GENERAL CORPORATION LAW

1.	The jurisdiction where the limited liability company was first formed is Delaware and the date the limited liability company first formed is February 15,2024.

2.	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.	The name of the limited liability company immediately prior to filing this Certificate is Bequest Bonds I, LLC.

4.	The name of the corporation as set forth in the Certificate of Incorporation is Bequest Bonds I, Inc.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 19 day of March, A.D.2024.

By:
Authorized Person

Name:	P. James Hirchak, jr.
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:49 AM 08/30/2024
FILED 09:49 AM 08/30/2024
SR 20243561829 - File Number 3117404

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Bequest Bonds I, Inc.

2. The Registered Office of the corporation in the State of Delaware is located at 108 West 13th Street, Suite 100 (street), in the City of Wilmington, County of New Castle Zip Code 19801. The name of the Registered Agent at such address upon whom process against this corporation may be served is V-Corp Services, Inc.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is 75,000 shares (number of authorized shares) with a par value of $1,000.00 per share.

5. The name and mailing address of the incorporator are as follows:

Name P. James Hirchak, Jr. - CFO at Bequest Capital, LLC

Mailing Address  2 N Tamiami Trail, Suite 101

Sarasota, Florida Zip Code 34236

By:
Incorporator

Name:	P. James Hirchak, jr.
Print or Type

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Bequest Bonds I, Inc.

2. A Certificate of Certificate of Incorporation was filed by the Secretary of State of Delaware on 08/30/2024. Said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate is as follows:

In Article 4, the par value per share was erroneously stated as $1,000.00 per share

4. Article 4 of the Certificate is corrected to read as follows:

The total amount of stock this corporation is authorized to issue is 75,000 shares (number of authorized shares) with a par value of $0,001 per share.

By:	/s/ David Friedman
Authorized Officer

Name:	David Friedman
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:45 PM 05/15/2026
FILED 01:45 PM 05/15/2026
SR 20262594075 - File Number 3117404